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                                                                   Exhibit 3.20

                            CERTIFICATE OF AMENDMENT

                                       OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                       USA MOBILE COMMUNICATIONS, INC. III

         USA Mobile Communications, Inc. III (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), does hereby certify as follows: 1. By means of a Joint Unanimous Written Consent of Directors and Sole Stockholder of the Corporation dated June 24, 1998, taken pursuant to Sections 141(f) and 228 of the Delaware Corporation Law, a resolution was duly adopted, pursuant to Section 242 of the Delaware Corporation Law, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth such amendment is as follows:

         RESOLVED:                  That Article FOURTH of the Certificate of
                                    Incorporation of the Corporation be and
                                    hereby is amended to read in its entirety as follows (the "Amendment"):

                                        "FOURTH. The total number of shares of
                                        stock which the Corporation shall have
                                        the authority to issue is 400,000 shares of Common Stock, $0.01 par value per share.";

                                    and that the Amendment is deemed advisable and in the best interests of the Corporation.

         2. This Certificate of Amendment of Certificate of Incorporation of the Corporation (this "Certificate of Amendment") shall be effective immediately upon the filing hereof with the Secretary of State of the State of Delaware.
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         3. At any time prior to the effectiveness of this Certificate of
Amendment, the Board of Directors of the Corporation may abandon the Amendment, without any further action by the stockholders of the Corporation.

         EXECUTED by the undersigned on this 29th day of June, 1998.

                                    USA MOBILE COMMUNICATIONS, INC. III


                                    By:    /s/ J. Roy Pottle
                                           -------------------------------------
                                           Name:        J. Roy Pottle
                                           Title:       Chief Financial Officer